UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
ISOTIS, INC.
(Name of Registrant as Specified in its Charter)
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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Filed by IsoTis, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: IsoTis, Inc.
Commission File No.: 001-33272
This filing relates to the proposed acquisition of IsoTis, Inc. (“IsoTis”) by Integra LifeSciences Holdings Corporation (“Integra”) pursuant to the terms of an Agreement and Plan of Merger, dated as of August 6, 2007, among Integra, Ice Mergercorp, Inc. and IsoTis. The Agreement and Plan of Merger is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by IsoTis on August 7, 2007 and is incorporated by reference into this filing.
The following item was published by IsoTis in Dutch newspapers beginning on September 13, 2007: an advertisement inviting IsoTis stockholders to vote in favor of the merger with Integra.
IsoTis Inc nodigt aandeelhouders uit te stemmen voor de fusie met Integra LifeSciences tijdens de Bijzondere Algemene vergadering van Aandeelhouders
Op 4 september 2007 heeft IsoTis Inc. (“IsoTis”) een Definitieve Proxy Statement ingediend bij de Amerikaanse Securities and Exchange Commission. De Definitieve Proxy Statement heeft betrekking op een bijzondere vergadering van aandeelhouders van IsoTis op donderdag 11 oktober 2007, 9.00 uur lokale tijd op het adres van IsoTis, Inc., 2 Goodyear, Irvine, Californië, USA.
Tijdens deze bijzondere vergadering wordt u gevraagd uw stem uit te brengen ten aanzien van
(i)	een voorstel voor goedkeuring van de fusie met Integra LifeSciences Holdings Corporation zoals aangekondigd op 6 augustus 2007, en

(ii)	een voorstel om de bijzondere vergadering indien nodig te schorsen om aandeelhouders te benaderen in het geval er in eerste instantie onvoldoende stemmen worden uitgebracht
In het geval de overname wordt voltooid ontvangen aandeelhouders een bedrag van USD 7,25 in contanten, zonder rente, voor ieder gewoon IsoTis aandeel.
Uw stem is bijzonder belangrijk. IsoTis kan de fusie met Integra alleen voltooien als meer dan 50% van de uitstaande gewone aandelen worden aangemeld en voor goedkeuring van de fusie stemmen.
Aanbeveling van de Board of Directors
Na zorgvuldige overweging heeft de Board of Directors van IsoTis de fusieovereenkomst unaniem goedgekeurd en vastgesteld dat de fusie en andere transacties zoals beschreven in de fusieovereenkomst raadzaam zijn en in het beste belang zijn van IsoTis en haar aandeelhouders. Tevens is Board tot de conclusie gekomen dat het enige redelijkerwijs haalbare alternatief voor de fusie met Integra (waarbij onze aandeelhouders een redelijke waarde voor hun aandelen wordt geboden) zou zijn om faillissementsbescherming aan te vragen. IsoTis Boardleden bevelen u unaniem aan om “VOOR” de fusie te stemmen.
Stap 1: Registratie
Om van uw stemrecht gebruik te maken, dient u zich eerst te registreren voor deelname aan de stemming. U wordt verzocht u aan te melden via de bank of commissionair waar uw IsoTis aandelen in administratie zijn. Uw bank of commissionair dient ABN AMRO Bank N.V. (“ABN AMRO”) een bevestiging te zenden dat u op 24 augustus 2007 in bezit was van IsoTis aandelen, hoeveel aandelen het betrof, en dat u uw stemrecht wenst uit te oefenen. Deze schriftelijke bevestiging dient uiterlijk 9 oktober 2007, 17.30 uur in het bezit te zijn van ABN AMRO U ontvangt per e-mail of per post een bewijs van registratie van ABN AMRO met uw registratienummer.
Stap 2: Stemmen
De meest voor de hand liggende methode om te stemmen is bij de registratie van uw aandelen direct uw steminstructieformulier te versturen aan de bank of commissionair waar uw IsoTis aandelen in administratie zijn. Het steminstructieformulier dient u uiterlijk voor 9 oktober 2007 aan uw bank of commissionair te verzenden. Uw bank of commissionair wordt verzocht het steminstructieformulier tezamen met de bevestiging, zoals hierboven beschreven onder Registratie, te verzenden aan ABN AMRO De bevestiging en steminstructieformulier dienen uiterlijk 9 oktober 2007, 17.30 uur in het bezit te zijn van ABN AMRO. Steminstructieformulieren kunt u verkrijgen bij ABN AMRO Servicedesk en bij Georgeson — Computershare Investor Services via de telefoonnummers onderaan deze advertentie. Indien U deze methode van stemmen verkiest is het belangrijk dat u zich ervan verzekert dat uw bank of commissionair bereid is uw steminstructie door te geven aan ABN AMRO. Mocht dat niet het geval zijn, of als U twijfelt dan raden wij U aan gebruik te maken van de methode van stemmen via Internet.
Stemmen via Internet
U kunt via een speciale website van ABN AMRO aan IsoTis steminstructies geven om namens u uw stem uit te brengen. Voor het geven van uw volmacht en steminstructie dient u zich aan te melden als hierboven beschreven onder Registratie. Vervolgens kunt U uw steminstructie tot en met 10 oktober 2007, elektronisch doorgeven via www.abnamrovoting.nl.
Informatie
De volledige tekst van het Definitieve Proxy Statement zoals ingediend bij de Amerikaanse Securities and Exchange Commission alsmede een vertaling van de belangrijkste onderdelen van de Proxy Statement en een steminstructieformulier zijn gratis verkrijgbaar bij de ABN AMRO Servicedesk tel.nr. 076-5799455.Tevens zijn genoemde bescheiden beschikbaar op internet via www.isotis.com en bij Georgeson Inc, tel nr. +800 6590 6590 (toll free) of tel.nr. +44 (0)117 378 5985.
Tevens nodigt IsoTis Inc. U uit voor een informatieve bijeenkomst op 27 september 2007, 18.00 uur, in World Trade Center Schiphol Airport, te Amsterdam, Nederland, waar u vragen kunt stellen over de fusie en het uitbrengen van stemmen aan Pieter Wolters, President & CEO van IsoTis Inc.
UW STEM IS UITERMATE BELANGRIJK. Als om wat voor reden dan ook uw bank of commissionair niet in staat is te helpen bij de registratie van stemmen, de steminstructie, of als u behoefte heeft aan hulp of informatie, belt u alstublieft ABN AMRO Servicedesk of Georgeson — Computershare Investor Services op een van bovenstaande nummers.
Board of Directors

IsoTis Inc.

A special stockholder meeting will be held on October 11, 2007 to obtain stockholder approval of the proposed transaction. IsoTis has filed with the Securities and Exchange Commission and distributed to its stockholders a definitive proxy statement and other relevant documents in connection with the special stockholder meeting for the proposed transaction. IsoTis stockholders are urged to read the definitive proxy statement and other relevant materials because they contain important information about IsoTis, Integra and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by IsoTis with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at IsoTis’ website at www.isotis.com or by sending a written request to IsoTis at 2 Goodyear, Irvine, California 92618, Attention: Chief Financial Officer.
IsoTis and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of IsoTis’ stockholders in connection with the proposed transaction is set forth in IsoTis’ definitive proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction is set forth in the definitive proxy statement on file with the SEC.